                                                                    EXHIBIT 99.1

Financial Statements and Supplemental Schedules

Robbins & Myers, Inc. Employee Savings Plan

December 31, 2003 and 2002 and for the year ended December 31, 2003 with Report of Independent Auditors

                   Robbins & Myers, Inc. Employee Savings Plan

                 Financial Statements and Supplemental Schedules

                         December 31, 2003 and 2002 and
                      for the year ended December 31, 2003

                                TABLE OF CONTENTS

Report of Independent Auditors..........................................       1

Financial Statements

Statements of Net Assets Available for Benefits ........................       2
Statement of Changes in Net Assets Available for Benefits ..............       3
Notes to Financial Statements...........................................       4

Supplemental Schedules

Schedule H, Line 4i--Schedule of Assets (Held at End of Year)...........      12
Schedule H, Line 4j--Schedule of Reportable Transactions................      13

                         Report of Independent Auditors

Corporate Benefits Committee
Robbins & Myers, Inc. Employee Savings Plan

We have audited the accompanying statements of net assets available for benefits of the Robbins & Myers, Inc. Employee Savings Plan as of December 31, 2003 and 2002 and the related statement of changes in net assets available for benefits for the year ended December 31, 2003. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 2003 and 2002, and the changes in its net assets available for benefits for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets (held at end of year) as of December 31, 2003, and reportable transactions for the year then ended, are presented for purposes of additional analysis and are not a required part of the financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

April 23, 2004                                    \s\ Ernst & Young LLP

                              Robbins & Myers, Inc.
                              Employee Savings Plan

                 Statements of Net Assets Available for Benefits

                                                              DECEMBER 31
                                                        2003            2002
                                                     -----------     -----------
ASSETS
Investments at fair value                            $45,182,900     $36,797,100
Participant loans at estimated fair value              1,144,458       1,182,417
                                                     -----------     -----------
Total investments                                     46,327,358      37,979,517

Contributions receivable:
    Employer                                              64,964          64,881
    Employee                                             221,543         185,328
                                                     -----------     -----------
Total receivables                                        286,507         250,209
                                                     -----------     -----------
Net assets available for benefits                    $46,613,865     $38,229,726
                                                     ===========     ===========

See accompanying notes.

                              Robbins & Myers, Inc.
                              Employee Savings Plan

            Statement of Changes in Net Assets Available for Benefits

                          Year ended December 31, 2003

ADDITIONS
Employee contributions                                               $ 2,694,277
Employer contributions                                                   948,272
Rollovers                                                                169,347
Transfers from other plans                                               335,565
Dividend income - Robbins & Myers, Inc. common stock                      61,812
Dividend and interest income                                             920,133
Net appreciation in fair value of investments                          6,409,338
                                                                     -----------
Total additions                                                       11,538,744

DEDUCTIONS
Benefits paid directly to participants                                 3,154,605
                                                                     -----------
Total deductions                                                       3,154,605
                                                                     -----------

Net increase                                                           8,384,139

Net assets available for benefits, at beginning of year               38,229,726
                                                                     -----------
Net assets available for benefits, at end of year                    $46,613,865
                                                                     ===========

See accompanying notes.

                              Robbins & Myers, Inc.
                              Employee Savings Plan

                          Notes to Financial Statements

                                December 31, 2003

1. DESCRIPTION OF THE PLAN

The following description of the Robbins & Myers, Inc. Employee Savings Plan (the Plan) provides only general information. Participants should refer to the Summary Plan Description for a more complete description of the Plan's provisions.

GENERAL

The Plan is a defined contribution plan which covers salaried employees of Robbins & Myers, Inc. (the Company) and its U.S. subsidiaries. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

CONTRIBUTIONS

Each year, participants can make contributions of between 1 percent and 12 percent of pretax annual compensation, as defined by the Plan. The Company contributes 50 percent of an employee's annual contribution. Only the first 6 percent of an employee's annual compensation is eligible for the employer's match.

On February 2, 2003, the participant account balances ($335,565) of Tarby, Inc. employees of the Dover, Inc. 401(k) Plan were transferred to the Plan and are included in rollovers from other plans in the Statement of Changes in Net Assets Available for Benefits.

PARTICIPANT LOANS

Participants may borrow from their fund accounts a maximum of the lesser of 50% of their vested account balance or $50,000 reduced by the outstanding balance of loans from the Plan on the date the loan is made or by the highest outstanding loan balance in their account during the prior twelve month period. All loans must be repaid in level payments on at least a quarterly basis over a five-year period except if the loan is for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bear interest at a rate commensurate with local prevailing rates.

                              Robbins & Myers, Inc.
                              Employee Savings Plan

                    Notes to Financial Statements (continued)

1. DESCRIPTION OF THE PLAN (CONTINUED)

DISTRIBUTIONS

Distributions of vested balances are available upon termination, retirement after attaining age sixty-five, death, or permanent and total disability. Distributions are made in either a lump sum payment or an annuity to designated beneficiaries and joint survivors.

WITHDRAWALS

Approval of voluntary hardship withdrawals are subject to the determination that an immediate and substantial financial need exists for medical, educational, home purchase, or other emergencies which cannot be reasonably satisfied by other means.

VESTING

Participants are immediately vested in their contributions and any earnings on these contributions. Matching contributions made by the Company become vested as follows:

                                                                      VESTING
        YEARS OF VESTING SERVICE                                     PERCENTAGE
--------------------------------------------------------------------------------
Less than 1 year                                                           0%
1 year but less than 2 years                                              34%
2 years but less than 3 years                                             67%
3 years or more                                                          100%

PARTICIPANT ACCOUNTS

Each participant's account is credited with the participant's contribution and allocation of (a) the Company's contribution and (b) Plan earnings. Participant's direct the investment of their contributions and earnings thereon between the investment options provided by the Plan. Company contributions are invested in the Company's common stock. Forfeited balances of terminated participants' non-vested accounts are used to reduce future company contributions. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

                              Robbins & Myers, Inc.
                              Employee Savings Plan

                    Notes to Financial Statements (continued)

1. DESCRIPTION OF THE PLAN (CONTINUED)

ADMINISTRATIVE EXPENSES

Brokerage fees and other direct costs of investment are paid by the fund to which the costs are attributable. All other expenses are paid by the Company.

PLAN TERMINATION

Although it has not expressed an intent to do so, the Company has the right to discontinue its contributions at any time and terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their balances.

FORFEITED ACCOUNTS

At December 31, 2003, forfeited non-vested accounts totaled $76,351. These accounts will be used to reduce future employer contributions.

PLAN AMENDMENTS

The Company amended the plan, effective for the 2003 plan year, to make revisions to the timing and form of distributions made, and adoption of required minimum distribution terms and certain definitions. The Plan was amended using the model amendment from IRS Revenue Procedure 2002-29 for purposes of complying with the applicable changes made by final Treasury Regulations issued under
Section 401(a)(9) of the Internal Revenue Code.

Effective November 15, 2002, the Company amended the Plan to define loan rollovers as they apply to the employees of an acquired business if the acquisition has been determined to be a distributable event and if the employees of the acquired business have been designated as employees under the Plan.

The Company amended the Plan to adopt certain provisions of the "Economic Growth and Tax Reconciliation Act of 2001" ("EGTRRA"). This amendment is intended as good faith compliance with the requirements of EGTRRA effective for Plan Years beginning after December 31, 2001.

                              Robbins & Myers, Inc.
                              Employee Savings Plan

                    Notes to Financial Statements (continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The Plan's financial statements are prepared on the accrual basis of accounting.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates that affect the amounts reported in the financial statements. Actual results could differ from those estimates.

VALUATION OF INVESTMENTS

The Plan's investments are stated at fair value. The shares of the common stock and the registered investment companies are valued at quoted market prices, which represent the net asset values of shares held by the Plan at year-end. The units of the common collective trust are based on quoted redemption values on the last business day of the Plan year. Participant loans are valued at their outstanding balances, which approximate fair value.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

3. INCOME TAX STATUS

The Plan has received a determination letter from the Internal Revenue Service dated August 5, 2003, stating that the Plan is qualified under Section 401(a) of the Internal Revenue Code (the "Code") and, therefore, the related trust is exempt from taxation. Subsequent to the issuance of this determination by the Internal Revenue Service, the Plan was amended (see Note 1). Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Plan Administrator believes the Plan is being operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan, as amended and restated, is qualified and the related trust is tax exempt.

                              Robbins & Myers, Inc.
                              Employee Savings Plan

                    Notes to Financial Statements (continued)

4. INVESTMENTS

The fair value of individual investments that represent 5 percent or more of the Plan's fair value of assets available for benefits as of December 31 is as follows:

                                                          2003          2002
                                                       ----------     ----------
Robbins & Myers, Inc. common stock                     $5,714,444     $4,765,246
The Vanguard Group, Inc.:
   Shares of registered investment companies:
      Wellington Fund                                   6,724,589      5,351,369
      Windsor Fund                                      7,503,357      5,457,063
      U.S. Growth Fund                                  3,312,441      2,417,103
      500 Index Fund                                    6,943,391      5,361,024
   Shares of common/collective trust fund:
      Retirement Savings Trust                          8,082,775      7,991,598

                              Robbins & Myers, Inc.
                              Employee Savings Plan

                    Notes to Financial Statements (continued)

4. INVESTMENTs (CONTINUED)

During the year ended December 31, 2003, the Plan's investments (including investments purchased, sold and held during the year) appreciated (depreciated) in fair value as determined by quoted market price as follows:

                                                                    NET REALIZED
                                                            AND UNREALIZED APPRECIATION
                                                              (DEPRECIATION) IN FAIR
                                                                VALUE OF INVESTMENTS
                                                            ---------------------------
Robbins & Myers, Inc. common stock                                  $   288,468
                                                                    ===========

 The Vanguard Group, Inc. (shares of registered
   investment companies):
   Wellington Fund                                                  $   979,357
   Windsor Fund                                                       1,926,053
   Windsor II Fund                                                      348,969
   U.S. Growth Fund                                                     663,658
   500 Index Fund                                                     1,450,542
   International Growth Fund                                            187,362
   Small-Cap Index Fund                                                 573,605
   Total Bond Market Index Fund                                          (8,676)
                                                                    -----------
 Total shares of registered investment companies                    $ 6,120,870
                                                                    ===========

                              Robbins & Myers, Inc.
                              Employee Savings Plan

                    Notes to Financial Statements (continued)

5. NONPARTICIPANT-DIRECTED INVESTMENTS

Information about the net assets relating to the nonparticipant-directed investments as of December 31 is as follows:

                                                         2003            2002
                                                      ----------      ----------
ASSETS
   Robbins & Myers, Inc. common stock                 $5,714,444      $4,765,246
   Contributions receivable                               64,964          64,881
                                                      ----------      ----------
                                                      $5,779,408      $4,830,127
                                                      ==========      ==========

Information about the changes in net assets relating to the nonparticipant-directed investments for the year ended December 31, 2003 is as follows:

ADDITIONS
   Contributions                                                      $1,144,156
   Loan repayments                                                       147,287
   Dividend and interest income                                           61,812
   Net appreciation in the fair value of investments                     288,468
                                                                      ----------
                                                                       1,641,723

DEDUCTIONS
   Benefits paid directly to participants                                196,017
   Loan withdrawals                                                      123,042
   Interfund transfers out                                               373,383
                                                                      ----------
                                                                         692,442
                                                                      ----------

Net increase                                                             949,281
Net assets available for benefits, at beginning of year                4,830,127
                                                                      ----------
Net assets available for benefits, at end of year                     $5,779,408
                                                                      ==========

                              Robbins & Myers, Inc.
                              Employee Savings Plan

                    Notes to Financial Statements (continued)

6. TRANSACTIONS WITH RELATED PARTIES

As of December 31, 2003 and 2002, the Plan held 300,919 and 258,981 shares, respectively, of Robbins & Myers, Inc. common stock in a company stock fund. During 2003, shares were purchased at a total cost of $1,962,376 and shares were sold at a total selling price of $1,301,646.

                             Supplemental Schedules

                              Robbins & Myers, Inc.
                              Employee Savings Plan

           Employer Identification Number 31-0424220/ Plan Number 011

         Schedule H, Line 4i - Schedule of Assets (Held at End of Year)

                                December 31, 2003

                                         DESCRIPTION OF INVESTMENTS
                                          INCLUDING MATURITY DATE
      IDENTITY OF ISSUE, BORROWER,     RATE OF INTEREST, COLLATERAL,                        CURRENT
         LESSOR OR SIMILAR PARTY           PAR OR MATURING VALUE                COST         VALUE
-----------------------------------------------------------------------------------------------------
Robbins & Myers, Inc. *              300,919 shares of common
                                       stock                                $ 6,918,774   $ 5,714,444
The Vanguard Group, Inc.:*
    Wellington Fund                  233,412 units of Registered
                                       Investment Company                        **         6,724,589
    Windsor Fund                     461,461 units of Registered
                                       Investment Company                        **         7,503,357
    Windsor II Fund                  62,916 units of Registered
                                       Investment Company                        **         1,666,654
    U.S. Growth Fund                 218,499 units of Registered
                                       Investment Company                        **         3,312,441
    Retirement Savings Trust         8,082,775 units of Common
                                       Collective Trust                          **         8,082,775
    500 Index Fund                   67,628  units of Registered
                                       Investment Company                        **         6,943,391
    International Growth Fund        52,983 units of Registered
                                       Investment Company                        **           854,609
    Prime Money Market Fund          499,434 units of Registered
                                       Investment Company                        **           499,434
    Small Cap Index Fund             93,444 units of Registered
                                       Investment Company                        **         2,111,826
    Total Bond Market Index Fund     171,618 units of Registered
                                       Investment Company                        **         1,769,380
Participant Loans                    Interest rates from 4.75%-9.50%                        1,144,458
                                                                            -----------   -----------
                                                                            $ 6,918,774   $46,327,358
                                                                            ===========   ===========

*     Party-in-interest to the Plan.

** Cost of asset is not required to be disclosed as investment is participant-directed.

                              Robbins & Myers, Inc.
                              Employee Savings Plan

           Employer Identification Number 31-0424220/ Plan Number 011

            Schedule H, Line 4j - Schedule of Reportable Transactions

                          Year ended December 31, 2003

                             DESCRIPTION                                                      CURRENT VALUE         NET
      IDENTITY OF                 OF            PURCHASE       SELLING            COST OF      OF ASSET ON          GAIN
     PARTY INVOLVED             ASSET            PRICE          PRICE              ASSET     TRANSACTION DATE      (LOSS)
--------------------------------------------------------------------------------------------------------------------------
Category (iii)--A Series of Transactions in Excess of 5 Percent of Plan Assets

Robbins & Myers, Inc.  Shares of Common Stock  $1,962,376     $        -        $ 1,962,376    $ 1,962,376         $    -
                                                        -      1,301,646          1,270,891      1,301,646          30,755

Note: Sections (e) and (f) are not applicable. There were no category (i), (ii), or (iv) transactions during the year.